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                                                               Nicor Gas Company
                                                               Form 10-K
                                                               Exhibit 12.01

                                   Nicor Gas Company
             Computation of Consolidated Ratio of Earnings to Fixed Charges
                                      (thousands)
                                         Year ended December 31
                            ---------------------------------------------------
                              2000      1999       1998      1997       1996
                            --------- ---------- --------- ---------- ---------
Earnings available to cover fixed charges:
   Net income               $ 22,184   $ 96,142  $ 94,119  $ 106,922  $ 107,106

   Add Income taxes            6,832     55,896    55,299     64,714     63,579

      Fixed charges           44,281     38,914    44,870     46,886     46,747

      Allowance for funds
        used during
        construction            (363)      (118)     (269)       (11)        (5)
                            --------- ---------- --------- ---------- ---------
                            $ 72,934  $ 190,834  $ 194,019 $ 218,511  $ 217,427
                            ========= ========== ========= =========  =========


Fixed charges:
   Interest on debt         $ 42,365   $ 39,245   $ 42,624  $ 45,246   $ 43,762

   Other interest charges
     and amortization of
     debt discount, premium,
     and expense, net          1,916       (331)     2,246     1,640      2,985
                            --------- ---------- --------- ---------- ---------
                            $ 44,281   $ 38,914   $ 44,870  $ 46,886   $ 46,747
                            ========= ========== ========= ========== =========
Ratio of earnings to fixed
  charges                       1.65       4.90       4.32      4.66       4.65
                            ========= ========== ========= ========== =========


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